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                                                                  EXHIBIT 99.2


                      COOPERATIVE PROCUREMENT AGREEMENT

This Cooperative Procurement Agreement ("Agreement") is made as of July 31, 1995 (the "Effective Date") by and between Samsung Electronics Company Limited, a Korea corporation ("SEC") and AST Research, Inc., a Delaware corporation ("AST").

                                    PURPOSE

AST and SEC wish to develop more efficient relationships with their suppliers, in order to increase the availability of components and subassemblies, and in order to reduce the costs of the components and subassemblies purchased by each company. Efficient relationship may be developed by combining or coordinating joint purchases, or by purchasing on behalf of each other.

                                   AGREEMENT

Article 1.  Definitions

1.1 "Purchased Components" shall mean components, subassemblies, software and attachments related to the multimedia business and other computer business which are jointly or separately procured or licensed by AST and/or SEC under the terms and conditions of this Agreement as mutually agreed between the parties from time to time throughout the term hereof.


Article 2.  Joint Procurement

2.1  Exchange of Information.  To the extent permitted by applicable law, AST
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     and SEC agree to provide information to the JPC (as hereafter defined), to be treated as Confidential Information as defined in that certain General Terms Agreement between the parties of even date herewith (the "General Terms Agreement"), concerning each parties purchasing needs for the Purchased Components, and the terms for purchasing such Purchased Components (the "Procurement Information").

2.2  Cooperation in Negotiation with Suppliers.  AST and SEC agree to cooperate
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     with each other through the JPC in negotiating with suppliers for the procurement of the Purchased Components in order to obtain more favorable pricing as a result of the combined purchasing volumes of both parties.

2.3  Ordering Procedure.  AST and SEC agree to, within the limits set forth
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     herein, place orders for Purchased Components

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     using any method mutually agreeable to the parties including, without limitation, when reasonably possible, one of the following three methods:

          (a) Joint Orders.  When applicable, orders shall be submitted together
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          by AST and SEC for Purchased Components, with deliveries to be made by the supplier separately to the SEC destination and the AST destination, and with SEC to pay the supplier only for the deliveries made to SEC, and with AST to pay the supplier only for the deliveries made to AST.

          (b) Combined Orders by SEC.  When applicable, orders shall be
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          submitted by SEC to the supplier for the combined quantities of
          Purchased Components needed by SEC and AST.

          (c) Combined Orders by AST.  When applicable, orders shall be
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          submitted by AST to the supplier for the combined quantities of
          Purchased Components needed by SEC and AST.

2.4  Pass Through of Warranties, Indemnifications.  AST and SEC agree to
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     cooperate with each other and if requested by one party take unilateral action, at the requesting parties expense, in pursuing claims for warranty coverage, indemnification and other rights against the supplier, insurer or any freight company relating to the Purchased Components, but neither party shall have any liability to the other for the Purchased Components except as may be caused by the failure to perform this Agreement.

2.5  Buying Commission.  Either AST or SEC, in making the purchase from a
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     supplier on behalf of the other in accordance with Subsection 2.3(b) or
     2.3(c), will charge a buying commission (fee) for the services performed at a rate which will be decided upon mutual agreement between the parties. The buying commission rate shall be based upon factors including, but not limited to, the costs of providing the buying service, the buying commission rate which is charged to other entities, and commission which may be deemed (if any) by tax authorities in the absence of such a buying commission. Such buying commission shall be invoiced and paid together with the payment for the Purchased Component by adding such commission thereto.

2.6  Shipment Terms.  The shipment terms applicable to any Purchased Components
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     purchased by one party from a supplier on behalf of the other party in accordance with Subsection 2.3(b) and 2.3(c), including, without limitation, shipment destination, shipment method, freight insurance, payment of duty fees and risks of loss shall be mutually agreed between the parties and set forth in writing prior to any order commitments by either party, provided, however, that unless

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     otherwise agreed between the parties all costs and fees associated with any such order shall be allocated pro rata in proportion to the quantities ordered by each party.

2.7  Short Quantities.  Where an order for Purchased Components is placed by one
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     party from a supplier on behalf of the other party in accordance with
     Subsection 2.3(b) or 2.3(c) and the quantity of Purchase Components actually received is, for any reason, less than the quantity ordered the parties shall allocate the actual quantity received between the parties on a pro rata basis in proportion to the quantity ordered by each party.

Article 3.  Joint Procurement Committee

3.1  Committee Structure.  Within thirty (30) days of the Effective Date, each
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     party shall designate three (3) manager level representatives who shall join with the three (3) manager level representatives of the other party to form the Joint Procurement Committee (hereinafter, "JPC"), in order to facilitate joint procurement efforts of the parties hereunder and who will have the responsibility for the joint procurement as contemplated by this Agreement. The manner and procedure in which JPC operates will be decided by mutual consent of the parties. The selection, replacement and substitution of particular members of the JPC to represent each respective party shall be at such party's sole discretion. The members of the JPC of one party (the "Receiving Party") shall not communicate the Procurement Information provided by the other party to any other employee of the Receiving Party, except to the extent that such Procurement Information is not confidential or is required to be disclosed in order to implement the purposes of this Agreement.

3.2  Authority and Consensus.  JPC shall have the needed authority concerning
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     joint procurement hereunder (excepting that purchase orders may not be issued by the JPC, but shall be issued by the respective purchasing departments of AST and SEC), and all details on such joint procurement shall be negotiated and finally decided upon by a unanimous consensus of all members (representatives of AST and SEC) of the JPC.

3.3  Procurement Coordinators.  AST and SEC shall each designate, respectively,
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     one of its representatives to the JPC as its overall procurement coordinator for the Project (the "Procurement Coordinator").

          (a) Information Exchange.  Each Procurement Coordinator shall
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          communicate with its counterpart at the other party as often as is necessary or desirable by telephone or facsimile in order to review progress, track schedules, resolve problems and arrange for the

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          exchange of Procurement Information necessary for the performance of this Agreement.

          (b) Duties.  Each Procurement Coordinator shall:
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          (i)       assume responsibility for the accuracy of the Procurement
                    Information supplied to the other party;

          (ii) monitor the joint purchasing level for each product and coordinate joint procurement to meet guidelines set by each company from time-to-time, including but not limited to such guidelines requiring (but only if required under applicable law) that no more than twenty percent (20%) of the value of the components are jointly procured for any final product manufactured by AST or Samsung in the USA, or intended for sale in the USA;

          (iii) identify mutually beneficial joint procurement opportunities within the confines of this Agreement and applicable law; and

          (iv) take action as necessary to prevent the disclosure of the Procurement Information provided by the other party from being disclosed to any party outside the JPC, except to the extent that such Procurement Information is not confidential or is required to be disclosed in order to implement the purposes of this Agreement.

3.4  Dispute Resolution.  If any dispute arises in connection with the
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     activities contemplated by this Agreement, the Procurement Coordinator for each party shall attempt to resolve the dispute promptly after either party's notice to the other of the existence of a dispute. If the Procurement Coordinators do not resolve the dispute promptly, either Procurement Coordinator may call a meeting of the JPC which will be held promptly after the Procurement Coordinator's request therefore (in person or telephonically) to attempt to resolve the dispute. If the JPC is unable to resolve the dispute promptly after the JPC meeting to resolve the dispute, either Procurement Coordinator may refer the dispute for resolution by and in accordance with the procedures established by the TEC (as defined in the General Terms Agreement).

Article 4.  General Terms

     The provisions included in the General Terms Agreement apply to this Agreement. Neither AST nor SEC are required to purchase any component or subassembly pursuant to this Joint

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     Procurement Agreement and each party is free to negotiate separately from the other party for the purchase of any component or subassembly.

Article 5.  Priority

     In the event of a conflict or inconsistency between any term or condition of this Agreement and that of the General Terms Agreement, the terms and conditions of this Agreement shall supersede and control.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement, on the dates below indicated.


Samsung Electronics Co., Ltd.       AST Research, Inc.

By: /s/ Bo-Soon Song                By: /s/ Safi U. Qureshey
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Name:  Bo-Soon Song                 Name:  Safi U. Qureshey

Title: Senior Managing Director     Title: Chief Executive Officer

Date:  July 31, 1995                Date:  July 31, 1995

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